Exhibit 4




                     North Shore Gas Company
                               to
              U.S. Bank Trust National Association,
 as successor trustee to Continental Bank, National Association
                             Trustee
                       ___________________
                           Thirteenth
                     Supplemental Indenture
                       ___________________
                  Dated as of December 1, 1998
                       ___________________
                   Supplementing the Indenture
                    Dated as of April 1, 1955
                               and
                     Creating First Mortgage
                      5.0% Bonds, Series M



                                        This instrument was
prepared by and
Mail Subsequent Tax Bills to:           when recorded return to:

Peter H. Kauffman, Secretary            R. William Hunter
Peoples Energy Corporation              Chapman and Cutler
130 East Randolph Drive                 111 West Monroe Street
Chicago, Illinois  60601                Chicago, Illinois  60603




     Thirteenth Supplemental Indenture, dated as of the 1st day of December, 1998, by and between North Shore Gas Company, a corporation duly organized on October 7, 1963, and existing under and by virtue of the laws of the State of Illinois (hereinafter sometimes called the "Company") and U.S. Bank Trust National Association, as successor trustee to Continental Bank, National Association, a national banking association organized and existing under the laws of the United States of America and having its office and place of business in the City of Chicago, Illinois (hereinafter sometimes called the "Trustee"),

                           Witnesseth:

     Whereas, North Shore Gas Company (hereinafter called "North Shore") heretofore executed and delivered to the Trustee its Indenture (hereinafter called the "Original Indenture"), dated as of April 1, 1955, whereby North Shore granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted and conveyed, unto the Trustee and to its successors in said trust, all property, real, personal and mixed, then owned or thereafter acquired by it (other than property expressly excepted from the lien thereof) to be held by said Trustee in trust in accordance with the provisions of the Original Indenture for the equal proportionate benefit and security of all bonds issued and to be issued thereunder in accordance with the provisions thereof, and said Original Indenture provided for the issuance of a series of bonds designated "First Mortgage 3 1/2% Bonds, Series A"; and

     Whereas, North Shore has heretofore executed and delivered to the Trustee its First Supplemental Indenture, dated as of July 1, 1957, providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 4 3/4% Bonds, Series B" and its Second Supplemental Indenture, dated as of December 1, 1961, providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 5% Bonds, Series C"; and

     Whereas, Lake Gas Company, having acquired on December 20, 1963, the name of North Shore Gas Company (hereinafter called the "Company") and, subject to the lien of the Original Indenture, all of its property then subject to said lien, thereafter, in accordance with the provisions of Article XIV of the Original
Indenture, executed and delivered to the Trustee an indenture entitled "Third Supplemental Indenture," dated as of December 20, 1963, whereby, among other things, the Company assumed and agreed to pay the principal and interest of all bonds issued or to be issued under the Original Indenture and secured thereby, and to perform and fulfill all of the terms, covenants and conditions of the Original Indenture binding upon North Shore, and in and by said Third Supplemental Indenture the Company subjected to the lien of the Original Indenture, subject to the exclusions and exceptions set forth in said Third Supplemental Indenture, all of the property then owned by the Company or thereafter acquired by it (other than property of a character which is excluded from the lien of the Original Indenture), all as more fully set forth in said Third Supplemental Indenture; and by virtue of all of the things done as in this paragraph recited, the Company has become the successor corporation under the Original Indenture subject to all of the terms, conditions and restrictions thereof, and, in accordance with the provisions of Section 2 of Article XIV of the Original Indenture, may issue bonds under the Original Indenture; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Fourth Supplemental Indenture dated as of May 1, 1964, amending and supplementing the Original Indenture, and the First and Second Supplemental Indentures and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 4.8% Bonds, Series D"; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Fifth Supplemental Indenture dated as of February 1, 1970, amending and supplementing the Original
Indenture and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 9 1/2% Bonds, Series E"; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Sixth Supplemental Indenture dated as of October 1, 1973, supplementing the Original Indenture and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 8 3/8% Bonds, Series F"; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Seventh Supplemental Indenture dated as of February 15, 1977, supplementing the Original Indenture and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 8 3/8% Bonds, Series G"; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Eighth Supplemental Indenture dated as of September 15, 1980, supplementing the Original Indenture and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 12% Bonds, Series H"; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Ninth Supplemental Indenture dated as of December 1, 1987, amending and supplementing the original
Indenture and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 10.20% Bonds, Series I"; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Tenth Supplemental Indenture dated as of November 1, 1990, supplementing the Original Indenture and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage Adjustable-Rate Bonds, Series J"; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Eleventh Supplemental Indenture dated as of October 1, 1992, supplementing the Original Indenture and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage 6 3/8% Bonds, Series K"; and

     Whereas, the Company has heretofore executed and delivered to the Trustee its Twelfth Supplemental Indenture dated as of April 1, 1993, supplementing the Original Indenture and providing for the issuance under the Original Indenture of a series of bonds designated "First Mortgage Bonds, Series L Medium Term Notes"; and

     Whereas, it is provided in the Original Indenture, as amended and supplemented by the aforesaid supplemental indentures, (said Original Indenture, as so amended and supplemented, collectively referred to hereinafter as the "Indenture"), that bonds of any series may from time to time be issued thereunder by the Company in an aggregate principal amount equal to 66 2/3% of the amount of net expenditures for unfunded bondable property as defined in the Indenture; and

     Whereas, the Company has duly determined to create an additional series of its bonds to be issued under the Indenture, as supplemented by this Thirteenth Supplemental Indenture, designated "First Mortgage 5.0% Bonds, Series M" (hereinafter sometimes referred to as "bonds of Series M"), and to issue an aggregate of $30,035,000 principal amount of said bonds, all of which shall contain such provisions as are set forth in this Thirteenth Supplemental Indenture; and

     Whereas, the Illinois Development Finance Authority will issue $30,035,000 in aggregate principal amount of its Gas Supply Revenue Bonds (North Shore Gas Company Project), Series 1998, which will be collateralized by an equal aggregate principal amount of bonds of Series M, and lend the proceeds to the Company for the purpose of financing the construction of certain gas distribution and transmission facilities within Lake and Cook Counties, Illinois; and

     Whereas, the Company desires in and by this Thirteenth Supplemental Indenture to set forth the description of, confirm unto the Trustee and give further assurance to it with respect to, certain property heretofore acquired by the Company and now subject to the lien of the Indenture but not heretofore specifically described herein; and

     Whereas, the form of registered bond of Series M and the form of the Trustee's Certificate to appear on all bonds of Series M shall be substantially as follows:

       (Form of Series M Registered Bond without Coupons)

No. R ___                                             $__________

                     North Shore Gas Company
               First Mortgage ____% Bond, Series M
                      Due December 1, 2028

     North Shore Gas Company, an Illinois corporation (hereinafter called the "Company"), for value received, hereby promises to pay to___________________________ ___________________
or registered assigns, the principal sum of ____________________ Dollars on the first day of December, 2028 and to pay to the registered owner interest on said sum from the date hereof, at the rate of 5.0% per annum, until said principal sum is paid. Interest to the maturity of this bond will be payable semi-annually on the first day of June and the first day of December in each year, the first interest payment date being June 1, 1999. The interest so payable on any interest payment date (June 1 or December 1, as the case may be) will, so long as there is no existing default in the payment of interest and except for the payment of defaulted interest, be paid to the person in whose name this bond is registered at the close of business on the respective May 15 or November 15, as the case may be, next preceding such interest payment date (the "Record Date"), or, if such day is not a Business Day (as defined in the Indenture), then the Business Day next preceding such day. Defaulted interest shall be paid to the person in whose name this bond is registered at the close of business on a subsequent Record Date, which shall not be less than five (5) days prior to the date of payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the person in whose name this bond is then registered and to the Trustee, as hereinafter defined, not less than ten (10) days preceding such subsequent Record Date. The principal of, premium, if any, and the interest on the bonds of Series M shall be payable at the principal corporate office of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

     This bond is continued on the reverse side hereof and the additional provisions therein set forth shall for all purposes have the same effect as if set forth at this place.

                      ____________________

     This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the Indenture dated as of April 1, 1955, as supplemented and amended by Supplemental Indentures dated as of July 1, 1957, December 1, 1961, December 20, 1963, May 1, 1964, February 1, 1970,
October   1,  1973,  February  15,  1977,  September  15,   1980,
December 1, 1987, November 1, 1990, October 1, 1992, April 1, 1993, and December 1, 1998 respectively (collectively referred to herein as the "Indenture"), executed and delivered by the Company to U.S. Bank Trust National Association, as successor trustee to Continental Bank, National Association, as Trustee (the "Trustee"). Reference to the Indenture is hereby made for a description of the property mortgaged and pledged (except that certain property described in the Indenture has been released from the lien of the Indenture pursuant to the terms thereof), the nature and extent of the security and the rights of the holders and registered owners of said bonds and of the Trustee and of the Company in respect of such security. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

     At the option of the Company, the bonds of Series M are redeemable upon the notice and in the manner and with the effect provided in the Indenture, in whole at any time or in part on any interest payment date, beginning on December 1, 2005, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued interest thereon, if any, to the date of redemption:

                                                    Redemption
     Redemption Dates (Inclusive)                     Prices

     December 1, 2005 through November 30, 2006            102%
     December 1, 2006 through November 30, 2007            101%
     December 1, 2007 and thereafter                       100%

     The bonds of Series M are subject to mandatory redemption in whole, upon the notice and on the manner and with the effect provided in the Indenture, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date in the event that all or substantially all of the mortgaged property shall be sold or taken by the power of eminent domain or otherwise.

     The bonds of Series M are subject to mandatory redemption at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, in whole (or in part as provided below) on any day within one hundred and twenty (120) days after the Company receives written notice from a registered owner or former registered owner of the Gas Supply Revenue Bonds (as defined in the Indenture) or the Revenue Bond Trustee (as defined in the Indenture) of a final determination by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to perform any of its agreements in the Loan Agreement (as defined in the Indenture) or the inaccuracy of any of its representations in the Loan Agreement or any certificate submitted pursuant to the Revenue Bond Indenture (as defined in the Indenture), the interest paid or to be paid on any Gas Supply Revenue Bond (except to a "substantial user" of the project or a "related person" within the meaning of Section 147(a) of the Code (as defined in the
Indenture)  is  or  was includible in the  gross  income  of  the registered owner or former registered owner for federal income tax purposes. For purposes of this paragraph, the "registered owner" of a Gas Supply Revenue Bond includes the beneficial owner (i.e., the actual purchaser as recorded on the records of the
Direct and Indirect Participants (as defined in the Indenture)) of such Bond. No such determination will be considered final unless the registered owner or former registered owner involved in the determination gives the Company, the Revenue Bond Trustee and the Trustee prompt written notice of the commencement of the proceedings resulting in the determination and offers the Company, subject to the Company's agreeing to pay all expenses of the proceeding and to indemnify the registered owner or former registered owner against all liabilities that might result from it, the opportunity to control the defense of the proceeding, and either the Company does not agree within thirty (30) days to pay the expenses, indemnify the registered owner or former registered owner and control the defense or the Company exhausts or chooses not to exhaust available procedures to contest or obtain review of the result of the proceedings. Fewer than all the bonds of Series M may be redeemed in the manner provided in the Indenture if the redemption of fewer than all of the Gas Supply Revenue Bonds would result in the interest payable on the Gas Supply Revenue Bonds remaining outstanding being not includible for federal income tax purposes in the gross income of any owner other than a "substantial user" or "related person."

     All of the outstanding bonds of Series M shall be redeemed by the Company as soon as practicable, but not more than sixty
(60) days, after the Trustee receives written notice from the Revenue Bond Trustee stating that the principal on the Gas Supply Revenue Bonds has been declared to be immediately due and payable as a result of an event of default under the Revenue Bond Indenture. The redemption price for any such redemption shall be 100% of the principal amount of the bonds of Series M so to be redeemed, plus accrued interest, if any, to the redemption date.

     On December 1 of each year commencing December 1, 2000, the Company will be required to redeem, upon notice from the Revenue Bond Trustee, up to $25,000 in principal amount of the bonds of Series M per registered owner of a Gas Supply Revenue Bond, upon the death of any registered owner, following receipt by the Revenue Bond Trustee of a request therefor from such registered owner's personal representative or surviving joint tenant(s). The Company will not be required to redeem more than $600,000 in aggregate principal amount of bonds of Series M pursuant to such redemptions in any twelve-month period. The redemption price for any such redemption shall be 100% of the principal amount of the bonds of Series M so to be redeemed, plus accrued interest, if any, to the redemption date.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest of ownership of a Gas Supply Revenue Bond will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the Revenue Bond Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between the husband and wife, and trust and certain other arrangements where one person has substantially all of the beneficial ownership interest in the Gas Supply Revenue Bond during his or her lifetime. In the case of Gas Supply Revenue Bonds registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the redemption limitations described above apply to each beneficial owner of Gas Supply Revenue Bonds held by any Qualified Institution. In connection with a redemption request, such Qualified Institution must submit evidence, satisfactory to the Revenue Bond Trustee, that it holds the Gas Supply Revenue Bonds subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

     Except as is otherwise provided in the Indenture, notice of any redemption of bonds of Series M shall be given by mailing, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to the redemption date, to the holders of all such bonds to be redeemed at their last addresses that shall appear upon the registry book, all as more fully provided in the Indenture. Notice of redemption having been duly given, the bonds called for redemption shall become due and payable upon the redemption date and, if the redemption price shall have been deposited with the Trustee, interest thereon shall cease to accrue on or after the redemption date, and whenever the redemption price thereof shall have been deposited with the Trustee and notice of redemption shall have been duly given or provision therefor made, such bonds shall no longer be entitled to any lien or benefit of the Indenture.

     In case of certain events of default specified in the Indenture, the principal of bonds of Series M may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture. This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the office or place of business of the Trustee under the Indenture upon the surrender and cancellation of this bond and, upon any such transfer, a new registered bond or bonds, without coupons, of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

     In Witness Whereof, the Company has caused this bond to be executed in its name by its President, or one of its Executive Vice Presidents or Vice Presidents, manually or in facsimile, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, manually or in facsimile.

Dated:

                                  North Shore Gas Company


                                  By:__________________________
                                             President
Attest:

_____________________
    Secretary


                 (Form of Trustee's Certificate)

     This bond is one of the bonds of the series designated therein, referred to and described in the within mentioned
Indenture.

                                  U.S. Bank Trust National
                                Association, as successor
                                trustee to Continental Bank,
                                National Association, as
                                Trustee,


                                  By: ___________________________
                                        Authorized Officer

     and

     Whereas, all acts and things necessary to make the bonds of Series M, when authenticated by the Trustee and issued as in the Indenture and in this Thirteenth Supplemental Indenture provided, the valid, binding and legal obligations of the Company entitled in all respects to the security of the Indenture have been done and performed, and the creation, execution and delivery of this Thirteenth Supplemental Indenture have in all respects been duly authorized;

     Now, Therefore, This Thirteenth Supplemental Indenture Witnesseth, that, in order further to secure the payment of the principal of and interest on all bonds at any time issued and outstanding under the Indenture according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and in the Indenture contained and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the bonds of Series M by the holders thereof, and of the sum of $1.00 duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Thirteenth Supplemental Indenture, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm and warrant unto the Trustee, the properties (other than properties of the character embraced within the definition of excepted property as set forth in the Indenture) which are described in Exhibit A which is annexed hereto and hereby expressly made a part hereof;

     To Have and to Hold all of said properties and all and singular the lands, properties, estates, rights, franchises and privileges hereby mortgaged, conveyed, pledged or assigned, or intended so to be, by the Indenture, and this Thirteenth Supplemental Indenture, together with all appurtenances thereunto appertaining, unto the Trustee and its successors and assigns forever;

     Subject, however, to permitted encumbrances and liens (as defined in the Indenture) and to the exceptions set forth in the granting and pledging clauses of the Indenture, and, as to any property hereafter acquired by the Company, to any liens thereon existing, and to any liens for unpaid portions of the purchase price placed thereon at the time of such acquisition, but only to the extent that such liens are permitted by the Indenture.

     In Trust, Nevertheless, upon the terms and trusts in the Indenture and in this Thirteenth Supplemental Indenture set forth, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the bonds and coupons authenticated and delivered under the Indenture and as supplemented by this Thirteenth Supplemental Indenture and as may hereafter be further amended and supplemented, and duly issued by the Company, without any discrimination, preference or priority of any bond or coupon over any other by reason of priority in time of issue, sale or negotiation thereof or otherwise, except as provided in the Indenture, so that, subject to said provisions, each and all of said bonds and coupons shall have the same right, lien and privilege under the Indenture and any indenture supplemental thereto and shall be equally secured thereby (except as any sinking, amortization, improvement, renewal or other fund, established in accordance with the provisions of the Indenture or any indenture supplemental thereto, may afford additional security for the bonds of any particular series), and in trust for enforcing the payment of the principal of the bonds and of the interest thereon according to the tenor, purport and effect of the bonds and coupons and of the Indenture and for enforcing the terms, provisions, covenants and stipulations in the Indenture, and in this Thirteenth Supplemental Indenture and in the bonds set forth.

     Upon Condition that, until the happening of an Event of Default (as defined in Section 1 of Article X of the Indenture), the Company shall be suffered and permitted to possess, use and enjoy said properties, except as limited in respect of money, securities and other personal property pledged or deposited with or required to be pledged or deposited with the Trustee, and to receive and use the rents, issues, income, revenues, earnings and profits therefrom.

                            Article I

                        Bonds of Series M

Section 1.01. There is hereby created and authorized a series of bonds limited to the aggregate principal amount of $30,035,000 designated First Mortgage 5.0% Bonds, Series M, due December 1, 2028. All bonds of Series M shall be registered bonds without coupons and shall be dated as provided in Section 1 of Article II of the Indenture and so long as there is no existing default in the payment of interest upon the bonds of Series M, any bond of Series M issued after the close of business on any Record Date, as hereinafter defined, with respect to any interest payment date (June 1 or December 1, as the case may be) and prior to such interest payment date shall be dated as of such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of interest due on such interest payment date, then any such bond of Series M shall bear interest from the June 1 or December 1, as the case may be, being the interest payment date for bonds of Series M to which interest has previously been paid or made available for payment on the outstanding bonds of said series, or if the Company shall default in the payment of interest on the first interest payment date for bonds of Series M, then from the date of the commencement of the first interest period of such bonds of Series M, which date shall be June 1, 1999. Except as aforesaid and subject to the following sentence, all bonds of Series M shall bear interest from their date at the rate of 5.0% per annum, payable semi-annually on June 1 and December 1 in each year, the first interest payment date being June 1, 1999, and shall mature on December 1, 2028.

     So long as there is no existing default in the payment of interest on the bonds of Series M, the interest payable on any interest payment date shall be paid to the person in whose name any bond of Series M is registered at the close of business on the Record Date with respect to such interest payment date, and such person shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of any such bond of Series M on any exchange or transfer of registration thereof subsequent to the Record Date and prior to such interest payment date, except as and to the extent the Company shall default in the payment of interest due on such interest payment date, in which event such defaulted interest shall be paid to the person in whose name each bond of Series M is registered on the close of business on a subsequent Record Date, which shall not be less than five (5) days prior to the date of payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the persons in whose names such bonds of Series M are registered and to the Trustee not less than ten (10) days preceding such subsequent Record Date.

     The principal of, premium, if any, and the interest on the bonds of Series M shall be payable at the principal corporate office of the Company in the City of Chicago, State of Illinois, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

     As used in this Section 1.01, the term "Business Day" means any day which is not a Sunday or a legal holiday or a day (including Saturday) on which banking institutions in the city where the principal corporate trust office of the Trustee is located are authorized by law or executive order to close (and the Trustee is in fact closed).

     As used in this Section 1.01, the term "Record Date" means, with respect to any interest payment date (June 1, or December 1, as the case may be), the fifteenth day of May or the fifteenth day of November, as the case may be, next preceding such interest payment date, or, if such fifteenth day of May or fifteenth day of November is not a Business Day, the Business Day next preceding such fifteenth day of April or fifteenth day of October, or with respect to the payment of defaulted interest, the date established by the Company as hereinabove provided.

     As used in this Section 1.01, the term "default in the payment of interest" means failure to pay interest on the applicable interest payment date disregarding any period of grace permitted by the Indenture, as amended and supplemented.

      Section 1.02. A. At the option of the Company, the bonds of Series M shall be redeemable in the manner hereinafter provided, in whole at any time or in part on any interest payment date, beginning December 1, 2005, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued interest thereon, if any, to the date of redemption:
                                                    Redemption
     Redemption Dates (Inclusive)                     Prices

     December 1, 2005 through November 30, 2006            102%
     December 1, 2006 through November 30, 2007            101%
     December 1, 2007 and thereafter                       100%

    B. The bonds of Series M are subject to mandatory redemption at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date in whole (or in part as provided below) on any day within one hundred and twenty (120) days after the Company receives written notice from a registered owner or former registered owner of the Gas Supply Revenue Bonds or the Revenue Bond Trustee of a final determination by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to perform any of its agreements in the Loan Agreement or the inaccuracy of any of its representations in the Loan Agreement or any certificate submitted pursuant to the Revenue Bond Indenture, the interest paid or to be paid on any Gas Supply Revenue Bond (except to a "substantial user" of the project or a "related person" within the meaning of Section 147(a) of the Code) is or was includible in the gross income of the registered owner or former registered owner for federal income tax purposes. For purposes of this paragraph, the "registered owner" of a Gas Supply Revenue Bond includes the beneficial owner (i.e., the actual purchaser as recorded on the records of the Direct and Indirect Participants) of such Gas Supply Revenue Bond. No such determination will be considered final unless the registered owner or former registered owner involved in the determination gives the Company, the Revenue Bond Trustee and the Trustee prompt written notice of the commencement of the proceedings resulting in the determination and offers the Company, subject to the Company's agreeing to pay all expenses of the proceeding and to indemnify the registered owner or former registered owner against all liabilities that might result from it, the opportunity to control the defense of the proceeding, and either the Company does not agree within 30 days to pay the expenses, indemnify the registered owner or former registered owner and control the defense or the Company exhausts or chooses not to exhaust available procedures to contest or obtain review of the result of the proceedings. Fewer than all the bonds of Series M may be redeemed if redemption of fewer than all of the Gas Supply Revenue Bonds would result in the interest payable on the Gas Supply Revenue Bonds remaining outstanding being not includible for federal income tax purposes in the gross income of any registered owner other than a "substantial user" or "related person." If this redemption occurs in accordance with the terms of this Section 1.02.B, the failure by the Company to perform any of its agreements in the Loan Agreement or inaccuracy of any of its representations in the Loan Agreement or any certificate submitted pursuant to the Indenture shall not in and of itself constitute an event of default under the Indenture, the Thirteenth Supplemental Indenture or the Revenue Bond Indenture. Any such redemption shall be at a price equal to 100% of the principal amount of the bonds of Series M so to be redeemed, plus accrued interest, if any, to the redemption date.

    C. The bonds of Series M are subject to mandatory redemption in whole, upon the notice and in the manner and with the effect provided in the Indenture, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date in the event that all or substantially all of the mortgaged property shall be sold or taken by the power of eminent domain or otherwise.

     D. All of the outstanding bonds of Series M shall be redeemed by the Company as soon as practicable, but not more than sixty (60) days, after the Trustee receives written notice from the Revenue Bond Trustee stating that the principal on the Gas Supply Revenue Bonds has been declared to be immediately due and payable as a result of an event of default under the Revenue Bond Indenture. The redemption price for any such redemption shall be 100% of the principal amount of the bonds of Series M so to be redeemed, plus accrued interest, if any, to the redemption date.

     E. On December 1 of each year commencing December 1, 2000, the Company will be required to redeem, upon notice from the Revenue Bond Trustee, up to $25,000 in principal amount of the bonds of Series M per registered owner of a Gas Supply Revenue
Bond, upon the death of any registered owner, following receipt by the Revenue Bond Trustee of a request therefor from such registered owner's personal representative or surviving joint tenant(s). The Company will not be required to redeem more than $600,000 in aggregate principal amount of bonds of Series M pursuant to such redemptions in any twelve-month period. The bonds of Series M subject to redemption as described above may be presented for redemption by delivering to the Trustee (i) a written request for redemption from the Revenue Bond Trustee in form satisfactory to the Trustee, and (ii) the bond(s) to be redeemed. Any such redemption shall be at a price equal to 100% of the principal amount of the bonds so to be redeemed, plus accrued interest to the redemption date.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest of ownership of a Gas Supply Revenue Bond will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the Revenue Bond Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between the husband and wife, and trust and certain other arrangements where one person has substantially all of the beneficial ownership interest in the Gas Supply Revenue Bond during his or her lifetime. In the case of Gas Supply Revenue Bonds registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the National Association of Securities Dealers, Inc. ("Qualified Institutions"), the redemption limitations described above apply to each beneficial owner of Gas Supply Revenue Bonds held by any Qualified Institution. In connection with the redemption request, such Qualified Institutions must submit evidence, satisfactory to the Revenue Bond Trustee, that it holds the Gas Supply Revenue Bonds subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

     Requests for redemption in excess of $25,000 per deceased holder in a period may be honored by the Company in its sole discretion. If the Company honors such a request, the amount by which the redemption exceeds the $25,000 limitation will not be included in the computation of the aggregate $600,000 limitation.

     Any redemption requests not honored because of the $600,000 aggregate limitation will be carried over into the next and succeeding periods.

     F. Bonds of Series M shall be redeemable upon the notice provided for in Section 1.03 of this Article I.

Section 1.03. The provisions of Section 2 of Article VI of the Indenture shall not be applicable to the bonds of Series M. Otherwise, the provisions of Article VI of the Indenture shall
apply   to  any  redemption  of  the  bonds  of  Series  M  under
Section 1.02 hereof.

Section 1.04. Upon the execution and delivery of this Thirteenth Supplemental Indenture and upon compliance with the applicable provisions of the Indenture, as supplemented by this Thirteenth Supplemental Indenture, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver to or upon the written order of the President, or an Executive Vice President or a Vice President of the Company, bonds of Series M in an aggregate principal amount of $30,035,000. All bonds of Series M shall be executed on behalf of the Company by the manual or facsimile signature of its President, or an Executive Vice President or a Vice President of the Company and its corporate seal shall be impressed or imprinted and attested by its Secretary or one of its Assistant Secretaries, manually or in facsimile, and be authenticated by the manual execution by the Trustee of the certificate endorsed on said bonds of Series M.

Section  1.05. Bonds of Series M shall bear the following legend:
"This Bond may not be sold, transferred, pledged or hypothecated except as required to effect assignment to the Revenue Bond
Trustee and to any successor trustee."

Section 1.06. In this Supplemental Indenture, the following terms shall have the meanings specified in this Section 1.06, unless the context otherwise requires:

     "Loan Agreement" means the Loan Agreement executed by and between the IDFA and the Company dated as of December 1, 1998, as from time to time amended and supplemented.

     "Direct Participant" means any broker-dealer, bank or other financial institution for which DTC holds Gas Supply Revenue
Bonds from time to time as a securities depository.

     "DTC" means The Depository Trust Company, a New York corporation, and its successors and assigns.

     "Gas  Supply  Revenue Bonds" means the  Gas  Supply  Revenue
Bonds (North Shore Gas Company Project), Series 1998, issued by the IDFA in the aggregate principal amount of $30,035,000.

     "IDFA" means the Illinois Development Finance Authority.

     "Indirect Participant" means any person on behalf of whom a Direct Participant holds an interest in the Gas Supply Revenue
Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

     "Opinion of Tax Counsel" means a written opinion of counsel who is acceptable to the Revenue Bond Trustee, which counsel may be an employee of or counsel to the IDFA, the Revenue Bond Trustee or the Company, and which counsel shall be experienced in matters relating to the tax exemption of interest on obligations issued by states and their political subdivisions and instrumentalities thereof.

     "Person"  means  any  individual, corporation,  partnership,
joint   venture,   joint-stock  company,  trust,   unincorporated
organization or government or any agency or political subdivision thereof.

     "Project" means the land, structures, machinery, equipment, systems or processes, or any portion thereof, which are described in Exhibit A to the Loan Agreement, as said Exhibit A may from time to time be amended.

     "Revenue Bond Indenture" means that certain Indenture of Trust executed by and between the IDFA and the Revenue Bond
Trustee, dated as of November 1, 1998, and any amendments or supplements thereto.

     "Revenue Bond Trustee" means The First National Bank of Chicago, and any successor trustee appointed pursuant to Section
8.08 or 8.09 of the Revenue Bond Indenture at the time serving as successor trustee thereunder and shall include any co-trustee serving as such thereunder.

Section 1.07. The Company reserves the right, without any consent or other action by holders of the bonds of Series M, or any subsequent series of bonds, to amend the Indenture by inserting the following language as Section 4 of Article XVI immediately following current Section 3 of Article XVI of the Indenture:

            "Section  4.  Anything in Section 1  of  this
       Article XVI to the contrary notwithstanding,  with
       the  consent of the holders and registered  owners
       of  not  less  than  sixty  per  centum  (60%)  in
       aggregate  principal amount of all the bonds  then
       outstanding (determined as provided in  Section  2
       of  Article  XVII  of  this  Indenture)  or  their
       attorneys-in-fact  duly  authorized,  or,  if  the
       rights of the holders of one or more, but not all,
       series  then outstanding are affected, the consent
       of  the holders and registered owners of not  less
       than sixty per centum (60%) in aggregate principal
       amount   of   all   the  bonds  then   outstanding
       (determined   as   provided  in   Section   2   of
       Article  XVII  of this Indenture) of all  affected
       series,  taken together, and of any other  series,
       the  Company, when authorized by resolution of its
       Board  of Directors, and the Trustee from time  to
       time  and at any time, subject to the restrictions
       in  this  Indenture contained, may enter  into  an
       indenture  or indentures supplemental  hereto  for
       the  purpose  of  adding  any  provisions  to   or
       changing in any manner or eliminating any  of  the
       provisions   of   this   Indenture   or   of   any
       supplemental indenture or modifying the rights and
       obligations of the Company and the rights  of  the
       holders of any of the bonds and coupons; provided,
       however, that no such supplemental indenture shall
       (1)  extend  the maturity of any of the  bonds  or
       reduce  the rate or extend the time of payment  of
       interest  thereon,  or reduce the  amount  of  the
       principal  thereof, or reduce any premium  payable
       on  the  redemption thereof or change the coin  or
       currency in which any bond or interest thereon  is
       payable,  without  the consent of  the  holder  or
       registered  owner  of each bond  so  affected,  or
       (2) permit the creation of any lien, not otherwise
       permitted, prior to or on a parity with  the  lien
       of  the  Indenture,  without the  consent  of  the
       holders  and  registered owners of all  the  bonds
       then  outstanding,  or  (3) reduce  the  aforesaid
       percentage  of the aggregate principal  amount  of
       bonds  the holders and registered owners of  which
       are  required  to  approve any  such  supplemental
       indenture,  without the consent of the holders  of
       all  the bonds then outstanding.  For the purposes
       of  this  Section 4, bonds shall be deemed  to  be
       affected  by a supplemental indenture if,  in  the
       opinion   of   the   Trustee,  such   supplemental
       indenture would adversely affect or diminish the rights of holders thereof against the Company or against its property.

            Upon  the  written request  of  the  Company,
       accompanied  by  a  resolution  of  its  Board  of
       Directors  authorizing the execution of  any  such
       supplemental indenture, and upon the  filing  with
       the   Trustee  of  evidence  of  the  consent   of
       bondholders   as  aforesaid  (the  instrument   or
       instruments  evidencing such consent to  be  dated
       within  one  year  of such request),  the  Trustee
       shall  join  with the Company in the execution  of
       such    supplemental   indenture    unless    such
       supplemental  indenture affects the Trustee's  own
       rights,  duties or immunities under this Indenture
       or otherwise, in which case the Trustee may in its
       discretion, but shall not be obligated  to,  enter
       into  such  supplemental indenture.   The  Trustee
       shall  be  entitled  to receive  and,  subject  to
       Section 1 of Article XV hereof, may rely upon,  an
       opinion of counsel as conclusive evidence that any
       such  supplemental  indenture  is  authorized   or
       permitted by the provisions of this Section 4.

            It  shall not be necessary for the consent of
       the  bondholders under this Section to approve the
       particular   form  of  any  proposed  supplemental
       indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            The  Company  and  the Trustee,  if  they  so
       elect,  and  either before or after  such  60%  or
       greater consent has been obtained, may require the
       holder  or registered owner of any bond consenting
       to   the   execution  of  any  such   supplemental
       indenture to submit his bond to the Trustee or  to
       such  bank,  banker  or trust company  as  may  be
       designated by the Trustee for the purpose, for the
       notation  thereon of the fact that the  holder  or
       registered owner of such bond has consented to the
       execution of such supplemental indenture,  and  in
       such  case such notation, in form satisfactory  to
       the  Trustee,  shall be made  upon  all  bonds  so
       submitted,  and such bonds bearing  such  notation
       shall   forthwith  be  returned  to  the   persons
       entitled  thereto.   All  subsequent  holders  and
       registered owners of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

            Prior to the execution by the Company and the
       Trustee of any supplemental indenture pursuant  to
       the  provisions  of this Section  4,  the  Company
       shall  publish a notice, setting forth in  general
       terms   the   substance   of   such   supplemental
       indenture, at least once in one daily newspaper of
       general  circulation in each  city  in  which  the
       principal  of any of the bonds shall  be  payable,
       or,  if  all bonds outstanding shall be registered
       bonds  without coupons or coupon bonds  registered
       as to principal, such notice shall be sufficiently
       given if mailed, first class, postage prepaid, and
       registered  if  the  Company so  elects,  to  each
       registered holder of bonds at the last address  of
       such  holder appearing on the registry books, such
       publication or mailing, as the case may be, to  be
       made  not less than thirty (30) days prior to such
       execution.   Any  failure of the Company  to  give
       such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture."

                           Article II

                      Additional Covenants

Section 2.01. The Company covenants that, so long as any bonds of Series M are outstanding, the Company will comply with and observe the covenants, terms and provisions contained in
Section 10 of Article IV of the Indenture which covenants, terms and provisions shall remain in effect and shall be for the benefit of the holders of the bonds of Series M as well as the bonds of Series J, the bonds of Series K, and the bonds of Series L.

Section 2.02. So long as any bonds of Series M are outstanding, the Company will not declare or pay any dividends (other than dividends payable solely in its common stock) or make any distribution of any kind on, or make any expenditures to purchase, redeem or retire (other than by exchange for other shares, or through the application of the net cash proceeds of the sale of other shares, exchanged or sold after the date of the initial issuance of any bonds of Series M), any shares of its common stock if:

         (a) after giving effect to the dividend, distribution, or expenditure concerned, the aggregate amount thereof (except to the extent hereinbefore in this section excepted from the effect hereof) shall be in excess of the sum of $500,000 plus (or, in the event such accumulated surplus earnings shall be a negative amount, minus) the surplus earnings of the Company, determined in accordance with generally accepted accounting principles, accumulated subsequent to September 30, 1980; or

         (b) any event of default hereunder shall then exist or thereby occur or an event shall have occurred or a situation shall then exist which by lapse of time alone would become an event of default hereunder.

     "Surplus earnings" for purposes of this Section 2.02 shall be deemed to mean net earnings, as defined in paragraph 12 of
Article I of the Indenture, less all applicable interest charges and less all taxes on income not deducted in computing said net earnings.

Section 2.03. The term "default" or "event of default" wherever used in this Thirteenth Supplemental Indenture shall mean any one or more of the events set forth in Article X of the Indenture.

                           Article III

                          Miscellaneous

Section  3.01.  For all purposes of this Thirteenth  Supplemental
Indenture, all terms herein contained shall, except as the context may otherwise require or as provided herein, have the meanings given to such terms in the Indenture.

Section 3.02. The recitals contained in this Thirteenth Supplemental Indenture are made by the Company and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as set forth herein in full.

Section   3.03.  This Thirteenth Supplemental  Indenture  may  be
executed  in  any  number  of  counterparts  and  each  of   such
counterparts shall for all purposes be deemed to be an original and shall constitute but one and the same instrument.

     In Witness Whereof, the Company has caused this instrument to be executed in its corporate name by its President, or an Executive Vice President or a Vice President and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said U.S. Bank Trust National Association, as successor trustee to Continental Bank, National Association, to evidence its acceptance of its trust hereby created, has caused this instrument to be executed in its corporate name by an Executive Vice President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by an Assistant Secretary, in several counterparts, all as of the day and year first above written.


                                  North Shore Gas Company



                                  By: /s/ James M. Luebbers
                                          ______________________
                                          Vice President

Attest:

/s/ Peter Kauffman
__________________
Secretary


                                U.S. Bank Trust National
                                  Association, as successor
                                  trustee to Continental Bank,
                                  National Association


                                  By: /s/ Frank Sgaraglino
                                          _____________________
                                          Vice President

Attest:

/s/ B. W. Lord
________________
Assistant Secretary




State of Illinois   )
                    ) SS.
County of Cook      )


     I,  Gloria A. Rodriguez  , a Notary public  in  and
for  said County, in the State aforesaid, Do Hereby Certify  that
J.  M. Luebbers    and    P. Kauffman   , personally known to  me
to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be the duly qualified and acting Vice President and Secretary, respectively, of North Shore Gas Company, appeared before me this day in person, and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary acts as such Vice President and Secretary, respectively, and as the free and voluntary act of said North Shore Gas Company, for the uses and purposes therein set forth.

     In  Witness  Whereof, I have hereunto set my hand  and  have
affixed my Notarial Seal this    17    day of December, 1998.



                                /s/ Gloria A. Rodriguez
                                    _________________
                                    Notary Public

My commission expires    May 16   ,  2001 .




State of Illinois   )
                    ) SS.
County of Cook      )


     I, Remonia Jamison , a Notary public in and for said County, in the State aforesaid, Do Hereby Certify that Frank Sgaraglino and B. W. Lord , personally known to me to be the same persons whose names are subscribed to the foregoing instrument, and personally known to me to be the duly elected, qualified and acting Vice President and Assistant Secretary, respectively, of U.S. Bank Trust National Association, as successor trustee to Continental Bank, National Association, appeared before me this day in person, and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary acts as such Vice President and Assistant Secretary, respectively, and as the free and voluntary act of said U.S. Bank Trust National Association, as successor trustee to Continental Bank, National Association, for the uses and purposes therein set forth.

     In  Witness  Whereof, I have hereunto set my hand  and  have
affixed my Notarial Seal this    16    day of December, 1998.



                                 /s/ Remonia Jamison
                                     _________________
                                     Notary Public

My commission expires    December 2   ,  2000 .




                            Exhibit A

     1. All rights of way, easements, franchises, licenses, permit, privileges, leases, Leaseholds and other authority granted to the Company for the purpose of constructing, installing, operating, using, maintaining, renewing, replacing or relocating gas mains, pipelines, services and other facilities on, over or in private property owned by others and situated in the Counties of Cook and Lake in the State of Illinois, including, without limiting the generality of the foregoing, those certain easements granted to the Company by the grantors hereinafter named and filed for record and recorded as hereinafter set forth to wit.



                            NSG Easements                     EXHIBIT A
                                                               12/11/98

                                                            EXHIBIT A

     All rights of way, easements, franchises, licenses, permit, privileges, leases, leaseholds and other authority granted to the Company for the purpose of constructing, installing, operating, using, maintaining, renewing, replacing or relocating gas mains, pipelines, services and other facilities on, over or in private property owned by others and situated in the Counties of Cook and Lake in the State of Illinois, including without limiting the generality of the foregoing, those certain easements granted to the Company by the grantors hereinafter named and filed for record and recorded as hereinafter set forth to wit.







Grantor                            PIN Number                  Common Address                      Document Number   County
LaSalle National Trust, N.A.
  (Trustee)                        04-04-101-029,030,032  Downey's Cook County Home Addition             94869886      Cook
LaSalle State Real Estate Trust    04-02-101-021-0000     One Northbrook Place, Northbrook, IL           95377760      Cook
Commonwealth Edision Company                              Lake-Cook Road & Metra                         04022436      Cook
Potomac Corp.                      03-23-202-018          100 W. Willow Road, Wheeling, IL               93664650      Cook
Village of Wheeling                03-23-202-019          100 W. Willow Road, Wheeling, IL               93713364      Cook
Allstate Insurance Company         03-23-401-012          1600 S. Wolf Road, Wheeling, IL                93664651      Cook
E-Z POR, Division of
 Packaging Corp. of America        03-23-202-025          1500 S. Wolf Road, Wheeling, IL                93664649      Cook
Independent Trust Corp. (Trustee)  03-21-203-005          40555 Goldenrod Lane, Wadsworth, IL            3447779       Lake
Factory Outlet Mall Associates     08-21-423-008          20 South Utica Street, Waukegan, IL            Not Recorded  Lake
Chicago Title and Trust (Trustee)  04-18-208-001 & 002    Westside Hills Subdivision, Zion, IL           3486660       Lake
American National Bank and Trust
  Co. of Waukegan (Trustee)                               Willow Woods Condo, Beach Park, IL             3437343       Lake
John Matthew Mauser and John
  Michael Mauser                   03-04-300-034          43216 N. Country Lane, Zion, IL                3486657       Lake
Russell E. Lasco, Jr.              02-01-400-008          19047 W. Stateline Road, Antioch, IL           3407352       Lake
Bank of Waukegan (Trustee)         08-19-100-041          3130-3170 Monroe Street, Waukegan, IL          3495245       Lake
Frank A. Bonora and Marjorie
  Bonora                           04-08-100-030          42674 Kenosha Road, Zion, IL                   3450313       Lake
Harold A., Jean A., Sue J.,
   and Sandra M. Damrow            02-01-400-010          19241 W. Stateline Road, Antioch, IL           3411493       Lake
Dewayne R. Bookwalter and
  Georgia W. Bookwalter            02-01-400-011          19375 W. Stateline Road, Antioch, IL           3411494       Lake
Charles V. & Joeseph F. Dugo,
  Margaret Ray and Mary Leone      12-18-400-20 & 21      12295-12355 W. Quassey Avenue, Lake Bluff, IL  3495244       Lake
Dewayne R. Bookwalter and
   Marsha Bookwalter               02-01-400-012          19375 W. Stateline Road, Antioch, IL           3411491       Lake
Donald Behlke and Patricia J.
   Behlke                          02-01-300-011          19505 W. Stateline Road, Antioch, IL           3407353       Lake
Commonwealth Edision Company                              Lorelei Drive, Zion, IL                        Not Recorded  Lake
Joseph and Barbara Dooper          03-04-300-001          16975 W. Stateline Road, Zion, IL              3323710       Lake
Robert G Shaw                      06-01-100-003          Carmen Court, Lindenhurst, IL                  3311303       Lake
Buffalo Grove Park District        15-34-117-027          Candlewood Creek East Subdivision              Not Recorded  Lake
Bank of Waukegan (Trustee)         03-35-301-004          38355 Chicago Avenue, Wadsworth, IL            3346467       Lake
Albany Bank and Trust Company
 (Trustee)                         16-15-308-003 thru 007 980-988 Half Day Road, Highland Park, IL       3362510       Lake
Joseph and Barbara Dooper          03-04-400-001          43460 N. Skokie Hwy., Zion, IL                 3323705       Lake
Joseph and Barbara Dooper          03-04-300-011          16527 W. Stateline Road, Zion, IL              3233705       Lake
Joseph and Barbara Dooper          03-04-300-036          16575 W. Stateline Road, Zion, IL              3323706       Lake
Joseph and Barbara Dooper          03-04-300-036          West Stateline Road, Zion, IL                  3323707       Lake
Daniel J. Burke and Abbe L.
 Burke                             02-01-400-005          19145 W. Stateline Road, Antioch, IL           3437345       Lake
Joseph and Barbara Dooper          03-04-300-003          16825 W. Stateline Road, Zion, IL              3323709       Lake
Chevy Chase Business Park
  Limited Partnership              15-35-300-178 & 179    Chevy Chase Business Park                      3559678       Lake
Joseph and Barbara Dooper          03-05-400-018          17023 W. Stateline Road, Zion, IL              3323711       Lake
Joseph and Barbara Dooper          03-04-300-005          16611 W. Stateline Road, Zion, IL              3366662       Lake
Concept 1, Inc.                    10-36-202-040 thru 046 19425 thru 19449 Forest Lane, Mundelein, IL    3371175       Lake
Robert M. Buege                    04-28-300-016          3410 Gabriel Avenue, Zion, IL                  3399672       Lake
American National Bank and
  Trust Co. of Chicago (Trustee)   15-07-200-003          Old Grove Farm Subdivision                     3190587       Lake
American National Bank and
  Trust Co. of Chicago (Trustee)   15-07-200-009          Old Grove Farm Subdivision                     3190587       Lake
American National Bank and
  Trust Co. of Chicago (Trustee)   15-07-200-011          Old Grove Farm Subdivision                     3190587       Lake
American National Bank and
  Trust Co. of Chicago (Trustee)   15-07-200-012          Old Grove Farm Subdivision                     3190587       Lake
Joseph and Barbara Dooper          03-04-300-036          16943 Stateline Road, Zion, IL                 3323708       Lake
Gerald E. and Sara D. Mahler       12-18-100-020          29820 N. Hwy. 41, Lake Bluff, IL               3964303       Lake
Grand National Bank                07-14-305-004          749 N. Milwaukee Avenue, Gurnee, IL            3783990       Lake
Deerfied State Bank (Trustee)      16-33-101-005          750 Waukegan Road, Deerfield, IL               3804766       Lake
G.B. Properties, Inc.              07-19-100-050          347512 N. Hwy. 45, Lake Villa, IL              3815510       Lake
Abbott Laboratories                11-12-400-001          Waukegan Road, Lake County, IL                 3836543       Lake
Teachers Insurance and Annuity
   Association of America          07-25-311-001          901 Lakehurst Road, Waukegan, IL               3864879       Lake
American National Bank and Trust
  Company of Chicago (Trustee)     08-18-324-009 & 010    Greenbay Rd. & Grand Avenue, Waukegan, IL      3864878       Lake
Mary Weil (Trustee)                03-04-300-025          16650 Russell Road, Zion, IL                   3874149       Lake
Village of Gurnee                  07-18-400-010 & 011    Almond Road at Bittersweet Drive, Gurnee, IL   3378255       Lake
LaSalle National Trust N.A.
  (Trustee)                        11-18-105-016          801 Technology Way, Libertyville, IL           3891546       Lake
City of Lake Forest                16-07-207-001          Everett Road & Telegraph Road, Lake Forest, IL 3725697       Lake
Bank of Waukegan (Trustee)         11-16-300-022          134 Lake Street, Libertyville, IL              3954552       Lake
Vulcan Lands, Inc.                 06-35-400-027,028,020  875 S. Hwy. 83, Grayslake, IL                  4041549       Lake
                                   10-02-200-014          875 S. Hwy. 83, Grayslake, IL                  4041549       Lake
Nehi Royal Crown Corporation       07-12-101-019          2217 Delany Road, Waukegan, IL                 4098605       Lake
Ebsco Industries, Inc.             07-12-101-021          2245 Delany Road, Waukegan, IL                 4098606       Lake
Candlewood Chicago, IL-
  Libertyville, LLC                11 -18-103-031          USG Drive, Libertyville, IL                    4104848       Lake
Fred Gust and Martin A. Gust       08-18-402-017 & 018    2869 Glen Flora, Waukegan, IL                  4180170       Lake
LaSalle National Trust N.A.
  (Trustee)                        11-18-105-023          801 Technology Way, Libertyville, IL           3891545       Lake
Commonwealth Edision Company                              Knowles Road, Gurnee, IL                       Not Recorded  Lake
American National Bank and
  Trust Co. of Waukegan (Trustee)                         Calmarin Gardens, Zion, IL                     3437344       Lake
American National Bank &
  Trust Co. of Chicago (Trustee)   03-27-300-021          Wadsworth Rd. & Route 41, Wadsworth, IL        4222231       Lake
First Midwest Trust Company,
  N.A. (Trustee)                   08-21-418-034          25 N. County Street, Waukegan, IL              3564798       Lake
Village of Gurnee                  07-18-400-011          Dada Drive                                     Not Recorded  Lake
Northern Trust Bank/Lake Forest
  (Trustee)                        12-19-200-040          407 Skokie Highway, Lake Bluff, IL             3580025       Lake
Lake County Public Water District  04-15-200-005          500 17th Street, Zion, IL                      3572654       Lake
John K. Burgess and Judy Burgess   04-08-300-014          4625 10th Street, Zion IL                      3597543       Lake
LaSalle National Trust, N.A.
  (Trustee)                        11-18-100-016          700 N. Hwy 45, Libertyville, IL                3715024       Lake
Commonwealth Edision Company                              Vinyard Drive, Gurnee, IL                      Not Recorded  Lake
Commonwealth Edison Company                               Route 120, Waukegan, IL                        3737692       Lake
John A. Ronan and Mary A. Ronan    07-29-404-036          33057 N. Ashley Drive, Grayslake, IL           3652239       Lake
American National Bank & Trust
  Co. of Chicago (Trustee)         16-35-305-017          1567 County Line Road, Highland Park, IL       3652238       Lake
American National Bank & Trust
  Co. of Chicago (Trustee)         15-01-202-046 & 051    Conway Farms Phase 1, Lake Forest, IL          3407351       Lake
American National Bank & Trust
  Co. of Chicago (Trustee)         16-35-305-017          1567 County Line Road, Highland Park, IL       3652238       Lake
Ghasem Sariri and Sharareh         04-18-400-035 & 037    3905 Route 173, Zion, IL                       3703699       Lake
City of Lake Forest                12-32-201-008          500 E. Deerpath, Lake Forest, IL               3717929       Lake
Cole Taylor Bank (Trustee)         12-32-201-015          500 N. Golf Lane, Lake Forest, IL              3709370       Lake
Cole Taylor Bank (Trustee)         12-19-209-010          305 Waukegan Rd. Lake Bluff, IL                3311304       Lake
State of Illinois Department
  of Conservation                                         Illinois Beach State Park                      3597544       Lake
